AMENDMENT
TO
CONVERTIBLE PROMISSORY NOTE

This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is effective as of the 28th day of February, 2010, by and between FORTRESS INTERNATIONAL GROUP, INC., a Delaware corporation (f/k/a Fortress America Acquisition Corporation) (“Maker”), and Gerard J. Gallagher (“Holder”).  Each of Maker and Holder are hereinafter individually referred to as a “Party,” and collectively as the “Parties”.

EXPLANATORY STATEMENTS

Maker has issued to Holder that certain Convertible Promissory Note, dated January 19, 2007, in the original principal amount of Five Million Dollars ($5,000,000), as amended by that certain Agreement, dated August 26, 2008, between the Parties (collectively, the “Note”).  The Parties have agreed, pursuant to that certain letter agreement of even date herewith, to convert One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of the outstanding principal balance due under the Note to shares of common stock of Maker, with the remaining principal balance due under the Note in the amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000), and a portion of the accrued interest as of the date hereof (which shall be treated as principal beginning on January 1, 2011), to be paid under the Note as amended hereby.  The Parties desire to amend certain terms and conditions set forth in the Note, all as further described and set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Amendments to the Note.  The terms and conditions of the Note shall be amended as follows:

(a)           Payment of Principal Amount and Interest.  Section A.1 of the Note is hereby deleted in its entirety and the following is substituted in lieu thereof:

1.  Principal Amount and Interest. FOR VALUE RECEIVED, the undersigned Fortress International Group, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Gerard J. Gallagher, his successors and assigns (“Holder”), at 5 Tydings Road, Severna Park, Maryland  21146, or at such other place as Holder may from time to time designate in writing, the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000), together with interest thereon from March 1, 2010 at the rate of four percent (4%) per annum, compounded annually (“Base Interest Rate”).  Upon the occurrence and during the continuance of an “Event of Default” (as defined herein), the principal indebtedness evidenced by this Note shall bear interest at a rate of seven percent (7%) per annum (the “Default Interest Rate”).  At such time as an Event of Default is cured, the Base Interest Rate, and not the Default Interest Rate, shall apply.

(a)  Interest shall be calculated on the basis of a 365 days per year factor applied to the actual days on which there exists an unpaid principal balance.  Interest shall be payable monthly, on the first day of each calendar month, until this Note is paid in full (with the first payment of interest due on April 1, 2010).  In addition to the monthly interest payments set forth in this subsection (a), Maker shall pay certain amounts of the interest accrued under this Note as of March 1, 2010 (the “Accrued Interest”) as follows: (i) Two Hundred Thousand Dollars ($200,000) of the Accrued Interest shall be paid by Maker on or before March 1, 2010; (ii) Forty Thousand Dollars ($40,000) of the Accrued Interest shall be paid by Maker on or before December 1, 2010; and (iii) Forty Thousand Dollars ($40,000) of the Accrued Interest shall be paid by Maker on or before January 1, 2011.  The remaining amount of Accrued Interest as of January 1, 2011 in the amount of Eighty-Two Thousand Three Hundred One Dollars ($82,301) shall be added to the principal balance due under this Note as of such date and shall be treated as principal for all purposes under this Note thereafter.

(b)  No amounts of principal shall be payable under this Note until April 1, 2012 (the “Initial Principal Payment Date”).  Beginning on the Initial Principal Payment Date (with the first payment due on such date), the principal amount due under this Note shall be payable by Maker in eight (8) equal quarterly installments of One Hundred Twenty-Five Thousand Dollars ($125,000) each.  Each quarterly installment will be due on the first day of each quarterly period (April 1, July 1, October 1, January 1) for the period beginning on the Initial Principal Payment Date and ending on April 1, 2014 (the “Maturity Date”).  All remaining amounts of principal and interest due under this Note shall be paid in full on or before the Maturity Date.

(b)           Acceleration of Payments.  The following provision is added to the end of Section A.3 of the Note:

All amounts due under this Note shall be immediately due and payable to the Holder upon the occurrence of any of the following events: (i) a Change of Control (as defined in that certain Executive Employment Agreement, effective as of January 19, 2007 and amended as of the date hereof, between Maker and Holder); or (ii) the death of Holder.

2.           Life Insurance Policy.  In connection with the execution and delivery of this Amendment, Maker will use commercially reasonable efforts to obtain an insurance policy on the life of Holder in the amount of the principal balance due under the Note.  Maker will be designated as the beneficiary of all proceeds of such policy and shall pay when due all premiums charged under such policy through the Maturity Date (as defined in the Note) of the Note.  Upon the death of Holder and the acceleration of the amounts due under the Note in accordance with Section A.3 of the Note, Maker shall use and apply all proceeds actually received by Maker under such insurance policy toward the payment and satisfaction of the remaining amounts due under the Note.  In the event such policy is not obtained by Maker by March 31, 2010, Maker shall pay Holder the amount necessary to obtain such policy during the period that any amounts are due and payable under the Note, but in no event shall Maker be obligated to pay an amount in excess of Ten Thousand Dollars ($10,000) per year under this Section 2.

3.           Effect of Amendment.  Except as otherwise expressly provided herein, all provisions of the Note shall remain in full force and effect.  This Amendment and the Note contain the entire understanding of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, agreements and understandings between the Parties with respect to the subject matter hereof and thereof.  This Amendment is intended to modify the provisions of the Note; in the event that there is a conflict between the terms of this Amendment and the Note, the Parties intend that the provisions of this Amendment should govern their respective rights and obligations.

4.           Payment of Fees.  Maker hereby agrees to reimburse Holder for certain legal and accounting fees incurred by Holder in connection with the negotiation, execution, and delivery of this Amendment, the Amendment to Executive Employment Agreement of even date herewith, and that certain letter agreement of even date herewith, up to a maximum amount of Twenty Thousand Dollars ($20,000).

5.           Miscellaneous.  The Explanatory Statements set forth above form a material basis for this Amendment and are expressly incorporated herein and made a part hereof.  All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Note.  All questions concerning the construction, validity, and interpretation of this Amendment and the performance of the obligations imposed by this Amendment will be governed by the laws of the State governing the Note, without reference to any conflict of laws rules that would apply the laws of another jurisdiction.  This Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement.  The exchange of copies of this Amendment and of signature pages by facsimile transmission or e-mail delivery of a .pdf format data file shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment and signature pages thereof for all purposes.

{Signatures appear on the following page}

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

MAKER:	HOLDER:

FORTRESS INTERNATIONAL GROUP, INC.

By:
Name:	Gerard J. Gallagher
Title:

Signature page to Amendment to
Convertible Promissory Note